                                                                     Exhibit 5.1



                     [Letterhead of Dechert Price & Rhoads]


                                 May 6, 1998

Pharmacopeia, Inc.
101 College Road East
Princeton, New Jersey  08540

          Re:  Registration Statement on Form S-4
               ----------------------------------

Gentlemen and Ladies:

          We have acted as counsel to Pharmacopeia, Inc. (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (including the proxy statement and prospectus forming a part thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of an aggregate of up to 8,726,020 shares of common stock, par value $.0001 per share, of the Company ("Company Common Stock") in connection with the merger (the "Merger") of Micro Acquisition Corporation ("Merger Subsidiary") with and into Molecular Simulations Incorporated ("MSI") pursuant to an Agreement and Plan of Merger and Reorganization, dated as of February 4, 1998 (the "Merger Agreement") among the Company, MSI and Merger Subsidiary, pursuant to which each holder of Common Stock, par value $.001 per share, of MSI ("MSI Common Stock"), Class B Common Stock, par value $.001 per share, of MSI ("MSI Class B Common Stock") and Series A Convertible Preferred Stock, $.01 par value per share, of MSI ("MSI Preferred Stock," and with the MSI Common Stock and MSI Class B Common Stock, the "MSI Capital Stock"), will be entitled to convert each such share of MSI Capital Stock into 0.5292 of a share of Company Common Stock.

          We have examined such corporate records and documents and other matters as we have deemed necessary in order to render this opinion.

          Based upon the foregoing, it is our opinion that, when issued in the Merger pursuant to the Merger Agreement, the Company Common Stock will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in respect thereof under the caption "LEGAL OPINIONS" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ Dechert Price & Rhoads

                              DECHERT PRICE & RHOADS